UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PSS WORLD MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

July 10, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of PSS World Medical, Inc., which will be held at 10:00 a.m., local time, on Thursday, August 20, 2009, at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256.

The principal business of the meeting will be to: (i) elect two directors to Class I of the Company’s Board of Directors, to serve three-year terms expiring in 2012, (ii) approve the PSS World Medical, Inc. Amended and Restated 2006 Incentive Plan, (iii) ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year, and (iv) transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you expect to be present at the meeting, I urge you to vote via the Internet, by telephone, or by returning the enclosed proxy card in the enclosed postage-paid envelope so that your shares may be represented at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

Sincerely yours,

David A. Smith
Chairman and Chief Executive Officer

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 20, 2009

The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of PSS World Medical, Inc., a Florida corporation (the “Company”), will be held at 10:00 a.m., Eastern Daylight Time, on Thursday, August 20, 2009, at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two directors to Class I of the Company’s Board of Directors, to serve three-year terms expiring in 2012;

2.	To approve the PSS World Medical, Inc. Amended and Restated 2006 Incentive Plan;

3.	To ratify KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 12, 2009 as the record date for the purpose of determining the shareholders of record entitled to notice of and to vote at the Annual Meeting and any and all adjournments and postponements thereof.

By Order of the Board of Directors,

Joshua H. DeRienzis
Vice President of Legal Affairs and Corporate Secretary

Jacksonville, Florida

July 10, 2009

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR INTERNET (INSTRUCTIONS ARE ON YOUR PROXY CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

PROXY STATEMENT

Date, Time, and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of PSS World Medical, Inc., a Florida corporation (the “Company”), for use at its 2009 Annual Meeting of Shareholders to be held on Thursday, August 20, 2009, at 10:00 a.m., Eastern Daylight Time, or at any postponements or adjournments thereof (the “Annual Meeting”). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256.

The Company’s mailing address and the location of its principal executive offices is 4345 Southpoint Boulevard, Jacksonville, Florida 32216. The date of the mailing of this Proxy Statement and accompanying proxy card is on or about July 10, 2009.

Distribution and Electronic Availability of Proxy Material

This year we are taking advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to shareholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice tells you how to access and review the Proxy Statement and our 2009 Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the fiscal year ended March 27, 2009, including financial statements, as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting these materials included in the Notice.

The 2009 Notice of Annual Meeting and Proxy Statement and the 2009 Annual Report are available at www.ProxyVote.com.

The Notice was first provided, and these proxy solicitation materials and the Annual Report were first mailed and made available on the Internet, to all shareholders entitled to vote at the Annual Meeting on or about July 10, 2009.

Voting and Revocation of Proxies

Shareholders may vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. In order to vote by proxy you must either: (i) fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope, (ii) vote by telephone (instructions are provided on the proxy card and on the Notice), or (iii) vote by Internet (instructions are provided on the proxy card and on the Notice). If you choose to vote in person at the Annual Meeting, and you hold your shares through a securities broker in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Any proxy may be revoked by sending in a proxy card with a later date, by casting a new vote via telephone or Internet, or by sending a written revocation to the Company’s Corporate Secretary at the address on the cover of this Proxy Statement. If you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used.

Record Date and Outstanding Common Stock

Shareholders of record at the close of business on June 12, 2009, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 59,426,075 shares of common stock of the Company (“Common Stock”) were issued and outstanding and held by approximately 3,259 shareholders of record and approximately 14,304 beneficial holders.

Quorum, Abstentions, and Broker Non-Votes

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall (i) determine the number of shares of Common Stock represented at the meeting; (ii) determine the existence of a quorum and the validity and effect of proxies; (iii) receive, count, and tabulate ballots and votes; and (iv) determine the results thereof. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding at the close of business on June 12, 2009, will constitute a quorum.

Abstentions and “broker non-votes,” if any, will be considered as shares present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum, but will not be counted as votes cast for or against any given matter. A “broker non-vote” occurs when proxies are received from brokers or nominees who have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which brokers or nominees do not have discretionary power to vote. Brokers will have discretion to vote on the election of directors and the ratification of the selection of KPMG LLP (“KPMG”) as the independent registered public accounting firm, but not for the Amended and Restated 2006 Incentive Plan.

Voting of Shares and Votes Required

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors and have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting, and a majority of the votes cast will be required to approve the ratification of KPMG as the independent registered public accounting firm for fiscal year 2010 and to approve the Amended and Restated 2006 Incentive Plan.

CORPORATE GOVERNANCE

Our Board of Directors is elected by the shareholders to oversee the Company’s business and affairs. Members of the Board monitor and evaluate the Company’s business performance through regular communication with the Chief Executive Officer and other members of management, and by attending Board and Board committee meetings. The Board values effective corporate governance and adherence to high ethical standards. As such, the Board has adopted a Code of Ethics which is posted in the Investor Relations section of the Company web site at www.pssworldmedical.com. The Company intends to post amendments to or waivers from its Code of Ethics on its website.

Director Independence

The Board of Directors has approved a set of director independence criteria for evaluating the independence of the Company’s directors. The director independence criteria are consistent with those adopted as part of the Nasdaq Stock Market corporate governance listing standards (the “Nasdaq Listing Standards”) for independent directors and, in the case of Audit Committee members, the SEC standards for independent Audit Committee members. The Board has affirmatively determined that each director, other than Mr. Smith (the Company’s Chairman and Chief Executive Officer), is independent under those criteria. Therefore, seven of the eight directors of the Company (or 87.5%) are independent. An independent director serves as the chairperson of each committee of the Board of Directors.

To promote open discussion among independent directors, the independent members of the Board of Directors met in executive sessions during fiscal year 2009 in conjunction with regularly scheduled meetings of the Board of Directors. Ms. Delores M. Kesler served as Lead Director for these sessions. Interested parties, including shareholders, may communicate with directors through the process described in this Proxy Statement under the heading “Shareholder Communications with the Board of Directors.”

Board of Directors Meetings

During fiscal year 2009, the Board of Directors held six meetings and on average, directors attended 97 percent of the aggregate of: (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which he or she served. No director attended less than 85 percent of such meetings.

The Board of Directors encourages all members to attend each Annual Meeting of Shareholders of the Company, particularly those directors who are up for election at any such meeting. Where a director is unable to attend an Annual Meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. Due to a weather-related event, no directors except Mr. David A. Smith attended the 2008 Annual Meeting of Shareholders

Class I Directors Whose Terms Expire at the 2009 Annual Meeting

Jeffrey C. Crowe has been Chairman of the Board of Landstar System, Inc. (“Landstar”), (NasdaqGS: LSTR), since April 1991. Mr. Crowe was Chief Executive Officer of Landstar from December 2001 to June 2004 and President and Chief Executive Officer of the Company from April 1991 to December 2001. He was Chief Executive Officer of Landstar System Holdings, Inc. (“LSHI”) from June 1989 to June 2004. He was Chairman of the Board of LSHI from March 1991 to June 2004 and was a member of the Board of Directors of each of the Company’s subsidiaries, except Signature and Landstar Global Logistics, until June 2004. Mr. Crowe has served as a director of the U.S. Chamber of Commerce since February 1998, serving as Vice Chairman from June 2002 until May 2003 and as Chairman from June 2003 to June 2004. He served as Chairman of the National Defense

Transportation Association from October 1993 to July 2003. He has served as a director of Silgan Holdings, Inc. (NasdaqGS: SLGN) since May 1997, a director of the National Chamber Foundation since November 1997 and a director of SunTrust Banks, Inc. (NYSE: STI) since April 2004. He became a member of the Board of Directors of PSS World Medical, Inc. in March 2007 and served on the National Surface Transportation Infrastructure Financing Commission from March 2007 to February 2009.

Steven T. Halverson was appointed to the Board of Directors of the Company in December 2008 to fill a vacancy created by the retirement of Mr. T O’Neal Douglas. Mr. Halverson is the Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining the Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, an international construction firm. Mr. Halverson also serves as a director for CSX Corporation, ACIG Insurance Co., the Florida Council of 100, and the Florida Chamber of Commerce. He is also a regent of St. John’s University.

Class II Directors Whose Terms Expire at the 2010 Annual Meeting

Melvin L. Hecktman has served on the Board of Directors of the Company since March 1998. From May 1993 through March 1998, Mr. Hecktman served on the Board of Directors of Gulf South Medical Supply, Inc., a distributor of medical supplies to the long-term care industry acquired by the Company in March 1998. Since 1993, Mr. Hecktman has served as President of Hecktman Management, an investment management and consulting firm. Mr. Hecktman was associated with United Stationers, Inc., a wholesaler of general business products, as an employee or director for 33 years and served as Vice Chairman from 1989 through August 1993. He previously served as a director of Intercraft Industries and was a partner of Commonwealth Capital Partners, a merchant banking group.

Delores M. Kesler has served on the Board of Directors of the Company since July 1993. Ms. Kesler has been Chairman and Chief Executive Officer of Adium LLC, a capital investment company, since 1997. Ms. Kesler is also a founder of Accustaff, Inc. (now MPS Group, Inc.), a consulting and staffing company, and served as its Chairman and Chief Executive Officer from 1978 until 1997. In 1997, Ms. Kesler founded the Kesler Mentoring Connection, a comprehensive resource center for mentoring organizations. Ms. Kesler currently serves on the audit and compensation committees of the Board of Directors of The St. Joe Company (NYSE:JOE), a real estate operating company. Ms. Kesler also currently serves on the Executive Committee of the Horatio Alger Association of Distinguished Americans, Inc., and the Board of Directors of the University of North Florida Foundation.

David A. Smith was appointed Chief Executive Officer in January 2002. Mr. Smith was elected Chairman of the Board in March 2007 and has served on the Board of Directors of the Company since July 1993. Prior to joining the Company, Mr. Smith worked in public accounting from 1983 to 1987. He served the Company as Regional Manager, General Manager, Sales Manager and Operations Manager from July 1987 to June 1993. Mr. Smith served as a Vice President of the Company from April 1992 to April 1996 and an Executive Vice President of the Company from April 1996 to October 2000. Mr. Smith became President of the Company in October 2000 and served as the Chief Financial Officer from April 1992 to January 2002. Mr. Smith holds a B.B.A. degree in Accounting from the University of North Florida. Mr. Smith also currently serves as the Chairman of the Board of Directors of Florida TaxWatch, a non-profit organization devoted to Florida taxing and spending issues.

Class III Directors Whose Terms Expire at the 2011 Annual Meeting

Charles E. Adair has served on the Board of Directors of the Company since August 2002. Mr. Adair has been a partner of Cordova Ventures, a venture capital fund management company, since 1993, where he serves as a manager of venture capital funds. From 1973 to 1992, Mr. Adair was associated with Durr-Fillauer Medical, Inc., a pharmaceutical and medical products distribution company, where he served in various capacities, including President and Chief Operating Officer from 1981 until 1992. Mr. Adair also serves on the Board of Directors of Tech Data Corporation (NasdaqGS:TECD), a distributor of computers, peripherals, and software; and Torchmark

Corporation (NYSE:TMK), a financial services holding company specializing in life and supplemental health insurance. Mr. Adair is a certified public accountant and holds a Bachelor of Science degree in Accounting from the University of Alabama.

Alvin R. Carpenter has served on the Board of Directors of the Company since March 2005. Mr. Carpenter retired from CSX Corporation (“CSX”) as Vice Chairman, a position he held from July 1999 to February 2001. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer (from 1992 to July 1999) and Executive Vice President-Sales and Marketing (from 1989 to 1992) of CSX Transportation, Inc. Mr. Carpenter also serves on the Board of Directors of Regency Centers Corporation (NYSE:REG), Stein Mart, Inc. (NasdaqGS:SMRT) and Lender Processing Services Inc. (NYSE:LPS). Mr. Carpenter holds a Bachelor of Science degree in Political Science from the University of Cincinnati.

Stephen H. Rogers has served on the Board of Directors of the Company since August 2004. Mr. Rogers is a retired partner of Arthur Andersen LLP (“Andersen”), where he served as the managing partner of the Atlanta office and the southeastern region. Throughout his career with Andersen, Mr. Rogers had extensive experience serving large and complex public companies. Mr. Rogers was a member of the Board of Partners of Andersen Worldwide S.C. from September 2000 to August 2002, as well as Chairman of the Strategy and Investment Committee. Mr. Rogers continues to be employed by Andersen in an executive oversight role. In May 2005, Mr. Rogers joined Callaway Partners, LLC (“Callaway”), an accounting professional services firm, as Chairman of the Board. In July 2008, Callaway was acquired by Huron Consulting Group (“Huron”) and Mr. Rogers was appointed as the Managing Director of Huron’s Southeast region and its Atlanta, Georgia office. Mr. Rogers is a certified public accountant and holds a Bachelor of Science degree in Accounting from Indiana University.

Committees of the Board of Directors

Standing committees of the Board include an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Strategic Planning Committee. The Audit, Compensation, Corporate Governance and Strategic Planning Committees include only independent directors. The Board’s committees perform the following functions:

Executive Committee. This Committee is authorized to act with the full authority and in place of the Board of Directors at such times as its members deem necessary and appropriate. The members of the Executive Committee are Messrs. Smith, Adair, and Carpenter, and Ms. Kesler, with Ms. Kesler acting as Chairperson. The Executive Committee held no meetings during fiscal year 2009.

Audit Committee. This Committee reports to the Board of Directors regarding the appointment of the independent registered public accounting firm, the scope and results of annual audits and quarterly reviews, compliance with accounting and financial policies, and management’s procedures and policies relative to the adequacy of, and management’s assessment of, internal control over financial reporting. The Audit Committee also prepares the Report of the Audit Committee, which is included in this Proxy Statement. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found in the Corporate Governance section of the Company’s web site at www.pssworldmedical.com. The members of the Audit Committee are Messrs. Adair, Hecktman, and Rogers, with Mr. Adair serving as Chairman. The Board of Directors has determined that Messrs. Adair and Rogers are audit committee financial experts under the rules of the SEC and that each member of the Audit Committee is financially literate within the meaning of the Nasdaq Listing Standards. The Board of Directors also has determined that all members of the Audit Committee are independent for purposes of the applicable SEC rules and the Nasdaq Listing Standards. During fiscal year 2009, the Audit Committee held 10 meetings.

Compensation Committee. This Committee reviews and approves salary, bonus, and other compensation for the Company’s executive officers. The Compensation Committee operates under a written charter adopted by the

Board of Directors, a copy of which can be found in the Corporate Governance section of the Company’s web site at www.pssworldmedical.com. The members of the Compensation Committee are Messrs. Carpenter and Crowe and Ms. Kesler, with Mr. Carpenter serving as Chairman. The Board of Directors has determined that all members of the Compensation Committee are independent for purposes of the Nasdaq Listing Standards. During fiscal year 2009, the Compensation Committee held four meetings. Additional information regarding the Compensation Committee and its processes and procedures for the consideration and determination of the executive compensation can be found in the “Compensation Discussion and Analysis” section of the Proxy Statement.

Corporate Governance Committee. The Corporate Governance Committee is responsible for identifying and recommending to the Board nominees for election to the Board, recommending Board committee structures and functions, assisting with self-evaluations conducted by the Board of Directors and its committees, and conducting annual performance evaluations of the Committee itself. The Corporate Governance Committee charter can be found in the Corporate Governance section of the Company’s web site at www.pssworldmedical.com. The members of the Corporate Governance Committee are Ms. Kesler and Messrs. Hecktman and Carpenter, with Ms. Kesler serving as Chairperson. The Board of Directors has determined that all members of the Corporate Governance Committee are independent for purposes of the Nasdaq Listing Standards. During fiscal year 2009, the Corporate Governance Committee held three meetings.

The Corporate Governance Committee evaluates candidates for the Board of Directors by reviewing their biographical information and qualifications. If the Corporate Governance Committee determines that a candidate is qualified to serve on the Board of Directors, such candidate is interviewed by at least one member of the Committee and the Chief Executive Officer. Members of the Board of Directors also have an opportunity to interview qualified candidates. The Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the Company nominate the candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Corporate Governance Committee is considering as a potential nominee for reelection, the Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company, in addition to such person’s biographical information and qualifications.

The Corporate Governance Committee recommends nominees for election to the Board of Directors based on a number of qualifications, including, but not limited to, independence, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to matters of the Board of Directors, and a commitment to represent the long-term interests of the Company’s shareholders. The Corporate Governance Committee identifies potential candidates for the Board of Directors through a variety of business contacts, including current executive officers and directors, community leaders, and shareholders as a source for potential candidates for the Board of Directors. The Corporate Governance Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for the Board of Directors.

The Corporate Governance Committee seeks to ensure that the composition of the Board of Directors at all times adheres to the independence requirements of the Nasdaq Listing Standards and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

Strategic Planning Committee. The Strategic Planning Committee is responsible for reviewing and monitoring the strategic planning process and goals of the Company. The members of the Strategic Planning Committee are Messrs. Crowe, Smith, Rogers, and Halverson, with Mr. Crowe serving as Chairman. During fiscal year 2009, the Strategic Planning Committee held one meeting.

Shareholder Recommendations to the Corporate Governance Committee

The Corporate Governance Committee will consider written recommendations from shareholders for nominees to the Board of Directors. A shareholder who wishes to recommend a person to the Committee for nomination should submit a written notice by mail to the Corporate Governance Committee c/o PSS World Medical, Inc., Attention: Corporate Secretary, 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Such a written recommendation must be received not less than 120 calendar days before the first anniversary of the date of the Company’s notice of Annual Meeting sent to shareholders in connection with the previous year’s Annual Meeting. Such a recommendation to the Committee should include (i) the candidate’s name, age, business addresses, and other contact information; (ii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the Proxy Statement pursuant to Regulation 14A of the SEC; (iii) a sworn or certified statement by the candidate in which he or she consents to being named in the Proxy Statement as a nominee and to serve as a director if elected; and (iv) the name and address of the shareholder(s) of record making such a recommendation. The Corporate Governance Committee did not receive any shareholder recommendations for a director nominee in connection with this Annual Meeting.

Shareholder Communications with the Board of Directors

The Board of Directors accepts communications sent to the Board of Directors (or to specified individual directors) by shareholders of the Company. Shareholders may communicate with the Board of Directors (or with specified individual directors) by writing to the Company at PSS World Medical, Inc., Attention: Mr. David Smith, Chairman and Chief Executive Officer, 4345 Southpoint Boulevard, Jacksonville, Florida 32216. All written communications received in such manner from shareholders of the Company shall be forwarded promptly to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication will be forwarded promptly to all members of the Board of Directors.

Compensation of Non-Employee Directors

Each independent director received the following compensation during fiscal year 2009:

•	An annual retainer of $80,000 (pro-rated for the period of time a director serves on the Board) paid in cash on a quarterly basis.

•

An annual retainer of approximately $60,000 paid quarterly in shares of the Company’s common stock (pro rated for the period of time a director serves on the Board). These shares vest immediately upon grant.

Supplemental retainers of $30,000 and $20,000 were paid in fiscal year 2009 to the Lead Director of the Board and the Chairman of the Audit Committee, respectively. Additional supplemental retainers included $12,000 for all other Committee Chair positions and $10,000 for the non-Chair members of the Audit Committee.

Directors who are employees of the Company are not compensated for service on the Board of Directors or any of its Committees.

The Company offers a deferred compensation plan to non-employee directors. Participants may elect to defer up to 100% of their annual retainer, meeting fees, director’s fees, and other cash compensation and invest their deferrals in a variety of investment options. A participant’s deferred compensation account balance will be distributed, at the election of the participant, in a single lump sum payment following the participant’s termination of service on the Board of Directors, or in up to ten annual installments. The deferred compensation account balance will be distributed in a lump sum payment upon the death of the participant, or in the event of a change in control of the Company.

Consistent with the actions taken by the officers of the Company, the independent directors believed it was appropriate to reduce their annual cash retainers by 5% (or to $76,000) for fiscal year 2010. No other elements of director compensation were impacted.

The following table represents compensation for the Company’s independent directors for fiscal year 2009:

	Fiscal Year 2009 Director Compensation Table
Name (1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Total ($)
Ms. Kesler	122,000	60,000	—	182,000

Mr. Adair	100,000	69,446	—	169,446

Mr. Carpenter	92,000	69,446	—	161,446

Mr. Crowe	92,000	60,000	—	152,000

Mr. Douglas(5)	40,000	57,653	—	97,653

Mr. Hecktman	90,000	60,000	—	150,000

Mr. Halverson(5)	26,670	20,000	—	46,670

Mr. Rogers	90,000	69,446	—	159,446

(1)	Includes only non-employee directors.

(2)

The cash retainer during fiscal year 2009 was $80,000. In addition, the directors received cash payments for their services as a committee member and/or chair, as follows: Ms. Kesler received $30,000 and $12,000 for her services as Lead Director and Chair of the Governance Committee, respectively; Mr. Adair received $20,000 for his services as Chair of the Audit Committee; Mr. Carpenter received $12,000 for his services as Chair of the Compensation Committee; Mr. Crowe received $12,000 for his services as Chair of the Strategic Planning Committee; Messrs. Hecktman and Rogers each received $10,000 for their services as members of the Audit Committee.

(3)

Reflects the proportionate amount of the total grant date fair value of common stock and restricted stock awards recognized by the Company as an expense in fiscal year 2009 for financial statement reporting purposes. The grant date fair values of these awards and the amounts expensed in fiscal year 2009 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as “SFAS 123(R)”). There were no restricted stock awards granted during fiscal year 2009. Common stock awards represent payments for services and vest immediately upon grant. No directors had restricted stock awards outstanding at March 27, 2009, however there were restricted stock awards outstanding for Messrs. Adair, Carpenter, Douglas, and Rogers on March 28, 2008 which resulted in additional stock award expense during fiscal year 2009.

(4)

On June 7, 2004, the Compensation Committee of the Board of Directors approved an amendment to all outstanding stock options. This amendment accelerated the vesting of all unvested stock options outstanding as of April 1, 2005, prior to the effective date of SFAS 123(R). Since the acceleration, there have been no new stock option grants to directors. Stock options outstanding held as of March 27, 2009 by each director are as follows: Mr. Adair 39,320; Mr. Hecktman 98,316; and Mrs. Kesler 156,942. Messrs. Carpenter, Crowe, Douglas, Halverson, and Rogers had no options outstanding at March 27, 2009.

(5)

During fiscal year 2009, Mr. Douglas retired on August 21, 2008 and Mr. Halverson was subsequently appointed to the Board of Directors on December 12, 2008. Messrs. Douglas and Halverson received pro-rated compensation for services as a director for the period served and not the full fiscal year.

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company are as follows:

Name	Age	Position
David A. Smith (1),(5)	49	Chairman of the Board of Directors and Chief Executive Officer
David M. Bronson	56	Executive Vice President and Chief Financial Officer
Gary A. Corless	44	Executive Vice President and Chief Operating Officer
John F. Sasen, Sr.	67	Executive Vice President and Chief Marketing Officer
Jeffrey H. Anthony	48	Senior Vice President of Corporate Development
Kevin P. English	40	Senior Vice President of Supplier Operations
Bradley J. Hilton	38	Senior Vice President of Operations
Joshua H. DeRienzis	40	Vice President of Legal Affairs and Corporate Secretary
David D. Klarner	39	Vice President and Treasurer
Robert C. Weiner	46	Vice President of Investor Relations
Charles E. Adair (1),(2)	61	Director
Jeffrey C. Crowe (3),(5)	62	Director
Alvin R. Carpenter (1),(3),(4)	67	Director
Steven T. Halverson (5)	54	Director
Melvin L. Hecktman (2),(4)	69	Director
Delores M. Kesler (1),(3),(4)	68	Director
Stephen H. Rogers (2),(5)	60	Director

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Corporate Governance Committee.
(5)	Member of the Strategic Planning Committee.

For information pertaining to the experience and background of David A. Smith, Charles E. Adair, Alvin R. Carpenter, Jeffrey C. Crowe, Steven T. Halverson, Melvin L. Hecktman, Delores M. Kesler and Stephen H. Rogers, see “Corporate Governance.”

David M. Bronson was appointed Senior Vice President and Chief Financial Officer in January 2002, and Executive Vice President and Chief Financial Officer in April 2003. Mr. Bronson has over 30 years of healthcare industry experience, having spent more than fifteen years focused exclusively on healthcare distribution as a senior financial officer. Prior to joining the Company, he was Senior Vice President of Finance and Chief Financial Officer of VWR Scientific Products (“VWR”), a distributor of laboratory supplies and equipment that was later acquired by Merck KGaA in 1999. Earlier in his career, Mr. Bronson held senior financial roles with Baxter Healthcare, Inc. from 1980 to 1995, including Vice President of Finance and Business Development for Baxter Scientific Products from 1992 to 1995 and Vice President and Controller of Baxter Diagnostics Dade Division from 1988 to 1992. Mr. Bronson holds a Masters in Management from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree in Accounting from California State University at Fullerton.

Gary A. Corless was appointed Executive Vice President and Chief Operating Officer of PSS World Medical, Inc. in August 2005. From May 2002 to August 2005, he served as President of the Physician Business, Physician Sales & Service, and Executive Vice President of PSS World Medical, Inc. From April 1999 to May 2002, Mr. Corless served as President of Gulf South Medical Supply, Inc. From April 1998 to April 1999, Mr. Corless served as Senior Vice President, Eastern Region of Diagnostic Imaging, Inc., a former subsidiary of the Company. Prior to that position, he served the Physician Business as the Vice President, Southern Region from April 1997 to April 1998. From 1996 to 1997, Mr. Corless served the Physician Business as a regional Vice

President of Sales and Operations, and from 1990 to 1996 he held various leadership positions with the Company. Mr. Corless holds a Bachelor of Science degree in Finance from Florida State University.

John F. Sasen, Sr. has served as Executive Vice President and Chief Marketing Officer of the Company since April 1998. Mr. Sasen served on the Board of Directors of the Company from July 1993 to April 1998 and as President and Chief Operating Officer of the Company from August 1995 to April 1998. Mr. Sasen served as the Chief Operating Officer of the Company from December 1993 to March 1997 and served as Executive Vice President from August 1993 to August 1995. Prior to joining the Company in 1990, Mr. Sasen was Vice President of Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company (“Becton Dickinson”), a manufacturer of health care products. In that position, Mr. Sasen directed product development and marketing efforts, technical services, product services and customer service. Mr. Sasen was employed by Becton Dickinson for over 20 years. In addition, Mr. Sasen serves as a director and chairman of the corporate governance committee of Heska Corporation, a manufacturer of companion animal products serving the veterinarian practice. Mr. Sasen is currently involved with Health Industry Distributors Association (“HIDA”), a non-profit organization that addresses the needs of the healthcare industry, serving as Chairman of the HIDA Educational Foundation and as a member of the executive board of HIDA.

Jeffrey H. Anthony has served as Senior Vice President of Corporate Development since April 2000. He is responsible for all human resource and employee development-related functions, including payroll, benefits, leadership development, business and resource planning, retirement services, and the Company’s Center for Career Development. Prior to this position, Mr. Anthony served the Company as Senior Vice President of Distribution from April 1999 to April 2000 and as the Senior Vice President of the Eastern and Mid-America Region from April 1998 to April 1999. Mr. Anthony also served as the Company’s Chief Information Officer from April 1996 to April 1998 and as Pacific Regional Manager from April 1995 to April 1996, and from 1990 through 1995 he held various leadership positions with the Company. Mr. Anthony holds a Bachelor of Science degree in Organizational Communication from University of South Alabama.

Kevin P. English has served as Senior Vice President of Supplier Operations of PSS World Medical since November 2007. He served as the Company’s Senior Vice President of Finance from April 2004 to November 2007 and as Vice President, Finance from October 1999 to April 2004. From November 1998 to October 1999, he served as the Chief Financial Officer for Diagnostic Imaging, Inc., a former subsidiary of the Company that was divested in November 2002, and he served as DI’s Controller from April 1997 to October 1998. Before joining DI, Mr. English served as Operations Leader for the Physician Business’ Atlanta distribution center from October 1996 to March 1997. Prior to joining the Company, Mr. English was employed by Deloitte & Touche LLP, as a Senior Audit Accountant from 1992 to 1996. Mr. English holds a Bachelor of Science degree in Accounting from University of Florida and is a certified public accountant.

Bradley J. Hilton has served as Senior Vice President of Operations for PSS World Medical, Inc. since April 2003. From June 2000 to April 2003, Mr. Hilton served as the Vice President of Operations for the Physician Sales & Service division. From April 1998 to June 2000, he served as the Vice President of Operations at Gulf South Medical Supply, Inc. His role at Gulf South Medical Supply, Inc. and the Physician Sales & Service division was primarily focused on rebuilding the operations infrastructure to drive improved financial performance and overall service. Prior to these roles, Mr. Hilton served as an Operations Leader at three branches for the Physician Sales & Service division from 1995 to 1998 after joining the Company as a result of an acquisition. Mr. Hilton holds a Bachelor of Business Administration degree in Business Management from Texas A&M University.

Joshua H. DeRienzis has served as Vice President of Legal Affairs for PSS World Medical, Inc since February 2008 and was named Corporate Secretary in June 2008. Prior to joining PSS World Medical, Inc., Mr. DeRienzis held senior attorney positions at Rayonier, Inc. and CA, Inc., where he focused on SEC reporting, mergers and acquisitions, corporate governance, and commercial transactions. He previously worked as a corporate attorney at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP and White & Case LLP, two international law firms. Mr. DeRienzis received his J.D. from the Benjamin N. Cardozo School of Law and his B.A. in Communications from the State University of New York at Albany.

David D. Klarner has served as Vice President and Treasurer for PSS World Medical, Inc. since March 2002. Mr. Klarner has responsibility for banking and credit relationships, risk management, insurance, and Federal income tax. From October 1999 to March 2002, he served as Vice President of Treasury and Financial Reporting and also Director of Financial Reporting from January 1998 to October 1999. Prior to joining the Company, Mr. Klarner was employed by Arthur Andersen LLP, as a Senior Audit Accountant from 1993 to 1997. He holds a Masters of Accountancy and a Bachelor of Science degree in Accounting from University of Florida and is a certified public accountant.

Robert C. Weiner has served as Vice President, Investor Relations for PSS World Medical, Inc. since November 2001. Prior to joining PSS World Medical, Inc., Mr. Weiner was Executive Vice President, Investor Relations for Capital Communications Group, Inc., a corporate communications agency, from January 1999 through November 2001. He also has headed investor relations and corporate communications for two publicly traded companies with interests in the consumer products, restaurant and leisure industries. Additionally, he represented more than 40 public companies in a variety of industries as investor relations counsel while working with agencies including Morgen-Walke Associates, Inc. and Capital Communications Group, Inc. Previous to his work in investor relations, Mr. Weiner was a portfolio manager for JCW Investments, Inc., a money manager with over $500 million in assets under management, and earlier worked with BDS Securities and Paine Webber. Mr. Weiner holds a Bachelor of Business Administration from Lynchburg College.

Executive officers of the Company are elected annually and serve at the discretion of the Board of Directors. There are no family relationships between or among any of the Company’s directors or executive officers.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors currently consists of eight directors who are elected in three classes: two Class I members, three Class II members, and three Class III members. Members of each class hold office for three-year terms unless a member is elected to fill a vacancy, wherein such case the member will hold office for the remaining term. The terms of the Classes are staggered, where the term of one Class terminates each year. Each member of the Board of Directors holds office for the term in which he or she was elected and until his or her successor shall have been duly elected and qualified, or until the earlier of his or her resignation, removal from office, or death.

The following directors will stand for election at the 2009 Annual Meeting of Shareholders:

The terms of the Class I directors, Jeffrey C. Crowe and Steven T. Halverson, expire at the Annual Meeting or when their successors have been duly elected and qualified. Mr. Steven T. Halverson was originally appointed in fiscal year 2009 by the Board of Directors to fill a vacancy created by the retirement of Mr. T. O’Neal Douglas and has yet to be duly elected by the shareholders. Messrs. Crowe and Halverson have each been nominated for reelection and or election as a Class I director at the Annual Meeting.

Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The proxy card, unless otherwise specified, will be voted “FOR” the election of Messrs. Crowe and Halverson as directors. If Messrs. Crowe and Halverson become unavailable to serve as a director, which is not currently anticipated, the proxy will be voted for the election of such other person as the Board of Directors may select to replace such nominee, unless the Board of Directors reduces the number of directors comprising the Board of Directors.

Biographies for each of the Company’s directors, including the nominees for election, are located in the section titled “Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ELECTION OF JEFFREY C. CROWE AND STEVEN T. HALVERSON AS DIRECTORS TO SERVE UNTIL THE 2012 ANNUAL MEETING OF SHAREHOLDERS.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2009 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2009 and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2009.

The Compensation Committee:

Mr. Alvin R. Carpenter (Committee Chair)

Mr. Jeffrey C. Crowe

Ms. Delores M. Kesler

COMPENSATION DISCUSSION AND ANALYSIS

Principles and Objectives of Executive Compensation Program

The Company’s compensation programs are governed by the Compensation Committee of the Board of Directors. The Committee is responsible for setting and approving the compensation of the Company’s executive officers, and periodically engages independent compensation consultants to aid the Committee in its review of the executive compensation program.

The goals of the executive compensation program are to:

•

enable the Company to attract and retain high-quality executives by providing total compensation opportunities and a compensation mix which are at or above the relevant employment market levels, but with reasonable fixed costs and appropriate incentive opportunities; and

•

motivate executives to act in the best interest of shareholders by providing substantial incentive opportunities to be earned through performance on direct or indirect measures of long-term shareholder value creation.

The Compensation Committee

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation programs. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans, including the review and approval of equity grants to officers, and review and approve all annual compensation decisions relating to Company officers, including the Company’s Chief Executive Officer, Chief Financial Officer, and the other executive officers named in the “Summary Compensation Table” (the “Named Executive Officers”).

The Compensation Committee reviews executive officers’ compensation against peer groups, and also considers recommendations from the Chief Executive Officer regarding total compensation for those executives reporting directly to him as well as the other Company officers and approves compensation for such other executives and officers. Management provides to the Committee historical and prospective breakdowns of the total compensation components for each executive officer.

The Committee intends to continue its strategy of compensating executives through programs that emphasize performance-based incentive compensation. A significant portion of executive compensation is tied directly to the performance of the Company and is structured to ensure that there is an appropriate balance between short and long-term financial performance of the Company, and alignment between executive compensation and the Company’s strategic plan, financial performance and shareholder return. During fiscal year 2009, the Compensation Committee engaged the consulting firm Towers Perrin to perform a competitive pay analysis for the Company’s Named Executive Officers and to perform a review of the design of the Company’s Annual Incentive Plan.

Competitive Benchmarking

The Compensation Committee annually reviews base salaries paid to the Corporation’s Named Executive Officers using the following commercially available, broad-based, comparative market compensation survey reports developed by independent professional organizations (collectively, the “Survey Reports”):

•	2007 Towers Perrin Compensation Databank (CDB) Executive Database—U.S. CDB General Industry Executive Database

•	2007/2008 Watson Wyatt Survey Report on Top Management Compensation

•	2007 U.S. Mercer Benchmark Database—Executive Positions

For purposes of the Compensation Committee’s review, management provides information that combines and averages market data from the Survey Reports to balance data outliers and increase reliability. No particular industry peer group is selected for competitive review because we compete for executives within industries other than the healthcare distribution industry. The Compensation Committee believes that the size of the business and scope of the executive officer’s responsibility are the most important benchmarking factors for attracting and retaining executive officers. In establishing appropriate compensation targets for our executives, management correlates business revenue and compensation across various industries to compare executives with responsibilities of similar size and scope.

Based on the factors identified above and the data derived from the Survey Reports, the Board or the Compensation Committee, as the case may be, has typically increased the annual base salary for each of the Named Executive Officers at the Compensation Committee’s annual review of each such officer’s base salary. The Compensation Committee normally conducts annual base salary reviews at the first scheduled Board meeting of each fiscal year which is typically in June of each year. At the June 2008 Board and Committee meetings, the Compensation Committee conducted the CEO’s annual base salary review. At that time, the CEO requested he not be considered for a base salary increase at such time due to economic uncertainty. The Compensation Committee honored his request as well as a salary freeze request for the Chief Financial Officer and Chief Marketing Officer.

How We Determine and Assess Executive Compensation

The Committee believes that the total compensation package available to our executives should be fair and competitive, should provide enhanced levels of financial reward based on higher levels of performance, and should be designed to recognize and reward both short and long-term performance based on growth in shareholder value. We set compensation levels for our executive officers to be competitive within our industry, after careful consideration and analysis of market survey data provided by our independent compensation consultant. No specific formula or weightings are used in regard to the allocation of the various pay elements within our executive compensation program. In general, we emphasize annual performance incentives and long-term equity incentives over fixed compensation such as base salary. We believe our most senior executives should have a greater percentage of pay at risk (reflecting their increased ability to impact our performance) and a greater percentage of pay in the form of long-term incentives (reflecting greater ability to impact long-term shareholder value). Going forward, the Compensation Committee intends to continue this approach by providing a greater percentage of total compensation to our executive officers in the form of variable “at risk” compensation opportunities such as annual cash incentives, long-term equity, and non-equity incentives and a smaller percentage on fixed compensation in the form of base salary.

The size and weighting of various components of compensation between the Named Executive Officers is directly related to the relative amounts of materiality, accountability, and responsibility of their respective positions, as determined by the Company.

Elements of Executive Compensation

The compensation program for Named Executive Officers consists of the following elements:

•	Annual base salaries

•	Annual cash incentive (bonus) awards

•	Long-term equity incentive awards

•	Deferred compensation program

•	Perquisites and other benefits

The Committee has selected these elements of compensation to create a flexible package that aligns executive compensation with the long-term performance requirements of the Company’s strategic plans. The Committee removed long-term non-equity incentive awards from the compensation program for the Named Executive Officers during the current fiscal year in order to further align executive compensation with long-term Company performance.

Annual Base Salaries

Salaries are used to provide a fixed amount of compensation for the executive’s ongoing work. The salaries of the Named Executive Officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance and level of base pay compared to companies within the healthcare service and distribution industries which are of comparable size to the Company and to companies outside of the industry with which the Company competes for executive talent.

The Compensation Committee reviewed and approved the annual base salaries of the Company’s executive officers for fiscal year 2009, taking into consideration the following:

•	experience and background;

•	record of achievement in their area of responsibility;

•	the growth in the Company’s revenue and earnings per share;

•	median salary levels for companies of comparable revenue size; and

•	the likelihood of continued successful leadership of the Company.

Base salary increases awarded to the Named Executive Officers for fiscal year 2009 ranged from 0% to 12%. The fiscal year 2009 base salary increase for Mr. Corless was awarded to bring his base salary up to the median market consensus for respective positions in peer group companies based on Company size and performance over the previous three years. The fiscal year 2009 base salary increase for Mr. Hilton was awarded in order to reflect the additional responsibilities of his position. The effective date of merit increases typically is April 1st of each year with increases based on both individual performance and the Company’s merit increase budget for the year. All salary increases for Named Executive Officers are approved by our Compensation Committee.

Annual Cash Incentive Awards

The annual executive compensation program was established to align executive behavior with the Company’s short-term performance goals. For fiscal year 2009, the Committee established a target bonus percentage for each of the Named Executive Officers based upon an analysis of incentive compensation arrangements of comparable positions in peer group companies. The target bonus opportunities were set at approximately the median level as compared to our comparison group. The actual amount of annual incentives earned by the Named Executive Officers is determined based on the Company’s level of achievement of pre-established performance goals related to earnings per share as well as achieving certain critical tasks, as set forth in a business plan reviewed and approved by the Board of Directors and an annual incentive compensation plan approved by the Compensation Committee. As such, the total potential payment may be increased up to 200% of the executives target bonus if the Company exceeds its performance goals. The target bonus under the fiscal year 2009 annual cash incentive awards program ranged from 0% to 80% of the executives’ annual base salary.

The fiscal year 2009 target and actual cash incentive awards paid to each of the Named Executive Officers are shown in the table below. The actual cash incentive awards are also shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in the Executive Compensation Tables section which follows this Compensation Discussion and Analysis.

	Fiscal Year 2009 Annual Cash Incentive Awards
Name	Target Payout as a % of Salary	Target Bonus Award ($)	Maximum Award ($)	Actual Cash Award ($)	Actual Award as a % of Salary	Actual Award as a % of Target
D. Smith	80%	604,000	1,208,000	664,968	88%	110%
D. Bronson	55%	198,000	396,000	217,986	61%	110%
G. Corless	55%	247,500	495,000	272,483	61%	110%
J. Sasen, Sr.	55%	183,150	366,300	201,637	61%	110%
B. Hilton	45%	126,000	252,000	138,718	50%	110%

The Chief Executive Officer’s and Chief Financial Officer’s annual incentive compensation is based solely on achieving target earnings per share. Annual incentive compensation for other Named Executive Officers is based on a combination of achieving target earnings per share and certain individual goals. The target earnings per share goal for fiscal year 2009 was $0.95 per share. As the Company earned $0.96 per share and each Named Executive Officer achieved their determined individual goals, actual payouts were 110% of the target, pursuant to the formula discussed above.

The Compensation Committee believes that the target earnings per share goals and individual goals set each year are challenging but attainable and designed to properly motivate management. Achievement of these targets is substantially uncertain at the time such targets are established.

Long-Term Equity Incentive Awards

During fiscal year 2009, the Compensation Committee approved awards of performance-based restricted stock units (“Performance Shares”) and performance accelerated restricted stock (“PARS”) granted under the Company’s 2006 Incentive Plan (the “Plan”). Performance–based awards are granted to align executive compensation with growth in shareholder value.

•	Performance Shares

The Performance Shares will vest and convert to shares of common stock based on the Company’s achievement of a cumulative earnings per share growth target over a three-year performance period ending April 1, 2011. The calculation of the earnings per share growth target will exclude the impact of any changes in generally accepted accounting principles promulgated by standard setting bodies prior to vesting of such Performance Shares. These awards, which are denominated as a target number of shares, will be forfeited if performance falls below the threshold level and may vest up to 250% of the target number of shares for exceptional performance. Target awards of Performance Shares granted to the Named Executive Officers during fiscal year 2009 were as follows: David A. Smith, 40,606; David M. Bronson, 20,303, Gary A. Corless, 20,303; John F. Sasen, Sr. 13,535; Bradley J. Hilton, 13,535.

Fiscal year 2011 target goals under these awards are the product of fiscal year 2008 earnings per share compounded annually for fiscal years 2009, 2010, and 2011 utilizing the rates outlined in the table below. The following table depicts the potential payments under the plan:

	Threshold				Maximum
Compound Growth Rate	10%	12%	15%	18%	21%
Payout	50%	100%	150%	200%	250%

•	Performance Accelerated Restricted Stock

The PARS will cliff vest on the fifth anniversary of the grant date, with an opportunity for accelerated vesting after three years if the Company achieves or exceeds the compound growth rate of 15%, as described above. The calculation of the earnings per share growth target exclude the impact of any changes in generally accepted accounting principles promulgated by standard setting bodies prior to vesting of such PARS. In prior years, the Company issued restricted stock with an annual vesting schedule. PARS were selected as an alternative long-term equity incentive vehicle by the Compensation Committee due to the retention value of the cliff vest and the alignment with shareholder value provided by the acceleration clause. The number of PARS granted to the Named Executive Officers in fiscal year 2009 was as follows: David A. Smith, 40,606; David M. Bronson, 20,303, Gary A. Corless, 20,303; John F. Sasen, Sr. 13,535; Bradley J. Hilton, 13,535.

Stock Option Awards

On June 6, 2008, the Compensation Committee of the Company’s Board of Directors approved a retention award of 200,000 stock options under the Company’s 2006 Incentive Stock Plan to the Company’s Chief Executive Officer. The stock options cliff-vest on the fifth anniversary of the grant date and have a 10-year life. The Committee granted Mr. Smith’s stock options to better align total compensation relative to groups within the Survey Reports and to increase the amount of performance based compensation relative to fixed compensation.

Deferred Compensation Plan

The Company offers a deferred compensation plan to qualified executives, management, and sales representatives. This plan is described in the section “Nonqualified Deferred Compensation during Fiscal Year 2009.”

Perquisites and other benefits

The Company provides certain perquisites and other benefits to its executives. These benefits include annual matching contributions to executive officers’ 401(k) and deferred compensation plan accounts, life insurance coverage, the payment of taxes on certain compensation, severance payments upon the occurrence of certain events, and other perquisites which are detailed in the narrative following the “Summary Compensation Table.” Perquisites and other benefits are reviewed on an annual basis for reasonableness when evaluated against comparably sized companies. Based upon its review, the Committee believes the types and value of perquisites and other benefits provided to the Named Executive Officers are reasonable when compared to companies within the healthcare distribution industry which are of comparable size to the Company and to companies outside of the industry with which the Company competes for executive talent.

Equity Grant Practices

Historically, we have not timed the grant of equity awards to coincide with, precede or follow the release of material non-public information. Grants to the Named Executive Officers are issued in June, subsequent to providing annual earnings guidance to investors at the beginning of each fiscal year. Equity grants to the Named Executive Officers are approved by the Compensation Committee prior to issuance.

Stock Ownership Guidelines

Senior management stock ownership guidelines were adopted by the Company on March 23, 2005. In general, the Company believes that members of its senior management team should demonstrate alignment with the Company’s strategic plans and shareholders whenever possible. Accordingly, the Company believes the appropriate guidelines for senior management stock ownership should be at least 1x annual base salary, with the Chief Operating Officer and Chief Financial Officer owning at least 2x annual base salary, and the Chief Executive Officer owning at least 3x annual base salary. Stock ownership includes shares of Company stock owned directly and within the Company’s 401(k) plan, time-based restricted stock, performance accelerated restricted stock and restricted stock units and the intrinsic value of unexercised options. Each of our Named Executive Officers met the stock ownership guidelines as of March 27, 2009.

Other Considerations

The Omnibus Budget Reconciliation Act of 1993 disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, unless the compensation qualifies as “performance-based” under Internal Revenue Code Section 162(m). The Company’s 2006 Incentive Plan (the “2006 Plan”) permits the grant of stock options and other awards that are fully deductible under Code Section 162(m) of the Internal Revenue Code. It is the Committee’s intent to strike a balance between attempting to preserve the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent. The only Named Executive Officer who received compensation in excess of $1,000,000 during fiscal year 2009 was Mr. Smith. A portion of Mr. Smith’s total compensation will not be deductible for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code.

Changes in Executive Compensation during Fiscal Year 2010

As part of the Company’s overall cost-saving initiatives for fiscal 2010, management enacted a 5% base salary reduction for all officers, including the Named Executive Officers. Recent global economic events will require Company employees to make certain changes in the way the Company transacts business. As a result, management believes that the salary reduction will better align management interests with the employee and shareholder interests. The 5% salary reduction may be earned back if fiscal 2010 performance exceeds target bonus performance as set and approved by the Compensation Committee. Effective March 31, 2009, annual base salaries for the Named Executive Officers were reduced by 5% to the following amounts: David A. Smith, $717,250; Gary A. Corless, $427,500; David M. Bronson, $342,000; John F. Sasen, $316,350; and Bradley J. Hilton, $266,000.

The Compensation Committee of the Board of Directors also approved awards of Performance Shares and PARS granted under the 2006 Plan to the Company’s Named Executive Officers.

Under the Plan, the Performance Shares will vest and convert to shares of common stock based on the Company’s achievement of a cumulative earnings per share growth target over a three-year performance period ending March 30, 2012. These awards, which are denominated in terms of a target number of shares, will be forfeited if performance falls below a designated threshold level and may vest for up to 250% of the target number of shares for exceptional performance. The calculation of the earnings per share growth target will not be impacted by any change in generally accepted accounting principles promulgated by standard setting bodies. Target awards of Performance Shares granted to the Named Executive Officers were as follows: David A. Smith, 44,117; David M. Bronson, 22,058; Gary A. Corless, 22,058; John F. Sasen, Sr. 14,705; Bradley J. Hilton, 14,705.

Fiscal year 2012 target goals under these awards are the product of fiscal year 2009 earnings per share compounded annually for fiscal years 2010, 2011, and 2012 utilizing the rates outlined in the table below. The following table depicts the potential payments under the plan:

	Threshold				Maximum
Compound Growth Rate	10%	12%	15%	18%	21%
Payout	50%	100%	150%	200%	250%

The PARS will cliff vest on the five-year anniversary of the grant date, subject to accelerated vesting after three years if the Company achieves a cumulative earnings per share growth target. The calculation of the earnings per share growth target will not be impacted by any change in generally accepted accounting principles promulgated by standard setting bodies. The number of PARS granted to the Named Executive Officers was as follows: David A. Smith, 44,117; David M. Bronson, 22,058; Gary A. Corless, 22,058; John F. Sasen Sr., 14,705; Bradley J. Hilton, 14,705.

Summary Compensation Table

The following table sets forth information with respect to compensation awarded to, earned by, or paid during the fiscal years ended March 27, 2009, March 28, 2008, and March 30, 2007 to the Company’s principal executive officer, principal financial officer and its next three most highly compensated executive officers in fiscal year 2009, all of whom were serving as executive officers as of March 27, 2009 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
David A. Smith	2009	755,000	675,801	290,173	664,698	254,092	2,639,764
Chairman and Chief Executive Officer	2008 2007	755,000 676,000	483,977 217,659	— —	1,139,265 848,083	273,865 196,072	2,652,107 1,937,814
David M. Bronson	2009	360,000	330,779	—	217,986	115,917	1,024,682
Executive Vice President and Chief Financial Officer	2008 2007	360,000 345,156	216,117 74,368	—	453,993 297,698	158,138 116,537	1,188,248 833,759
Gary A. Corless	2009	450,000	328,557	—	321,525	130,155	1,230,237
Executive Vice President and Chief Operating Officer	2008 2007	422,000 389,880	213,895 74,368	—	539,741 336,275	150,516 125,028	1,326,152 925,551
John F. Sasen, Sr.	2009	333,000	209,842	—	238,283	114,573	895,699
Executive Vice President and Chief Marketing Officer	2008 2007	333,000 326,180	133,906 45,935	—	407,744 281,334	140,710 121,104	1,015,360 774,553
Bradley J. Hilton	2009	280,000	222,101	—	166,266	57,806	726,152
Senior Vice President of Operations	2008 2007	250,000 231,936	143,124 44,637	—	250,141 163,678	59,408 56,482	702,673 496,733

(1)

Reflects the dollar amount of restricted stock awards, performance accelerated restricted stock, and performance share units recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). The grant date fair value of the awards is based on the fair market value of the underlying shares on the date of grant and was determined in accordance with SFAS 123(R). There were no forfeitures during fiscal year 2009, 2008, and 2007. Assumptions and methods utilized by the Company in valuing the stock awards are described in Footnote 13, Shareholders’ Equity, and in the Critical Accounting Estimates section of Item 7, MD&A, of the Company’s fiscal year 2009 Form 10-K filed with the SEC.

(2)

Reflects the dollar amount of stock option awards recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). The grant date fair value of the awards was determined in accordance with SFAS 123(R). There were no forfeitures during fiscal year 2009. Assumptions and methods utilized by the Company in valuing the stock awards are described in Footnote 13, Shareholders’ Equity, of the Company’s fiscal year 2009 Form 10-K filed with the SEC.

(3)

Reflects (i) annual cash incentive awards earned based on fiscal years 2009, 2008, and 2007 performance, (ii) payout of the 2006 Shareholder Value Plan for fiscal year 2008 and (iii) other incentive awards earned during fiscal year 2009, 2008, and 2007. For information regarding our annual cash incentive program, see the discussion in the “Compensation Discussion and Analysis” of this Proxy Statement.

(4)	The following table sets forth the value of benefits included in “All Other Compensation” on the “Summary Compensation Table” for the Named Executive Officers in fiscal years 2009, 2008, and 2007:

Perquisites and personal benefits payable to the Named Executive Officers include automobile allowance, club dues, income tax preparation services, annual medical checkups and, in the case of Messrs. Smith and Bronson, personal use of the corporate aircraft. The value of perquisites and personal benefits are calculated based on the incremental cost to the Company of providing the benefit.

Name	Year	Company Match to Officers’ Deferred Compensation Plan ($)	Imputed Income of Split Dollar Life Insurance Policy(1) ($)	Company Match to the 401K Plan ($)	Gross Up of Taxes Paid by Company ($)	Perquisites and Other Personal Benefits ($)	Total ($)
D. Smith	2009	179,135	3,989	1,250	7,876	61,842	254,092
	2008	199,861	3,485	1,250	7,876	61,393	273,865
	2007	133,787	3,278	1,250	5,179	52,578	196,072
D. Bronson	2009	76,004	4,137	1,250	5,086	29,440	115,917
	2008	98,655	3,643	1,250	5,648	48,942	158,138
	2007	74,308	3,197	1,250	4,654	33,128	116,537
G. Corless	2009	93,294	1,281	1,250	4,890	29,440	130,155
	2008	113,741	1,194	1,250	4,891	29,440	150,516
	2007	84,614	1,132	1,250	4,654	33,378	125,028
J. Sasen, Sr.	2009	70,304	13,430	1,250	4,229	25,360	114,573
	2008	92,150	11,835	1,250	6,035	29,440	140,710
	2007	71,352	10,362	1,250	4,654	33,486	121,104
B. Hilton	2009	27,251	516	1,250	4,848	23,920	57,806
	2008	31,026	504	1,250	3,488	23,140	59,408
	2007	26,609	495	1,250	2,589	25,539	56,482

(1)

The Company provides life insurance benefits for its Named Executive Officers under an endorsement split dollar arrangement where the executive’s beneficiary will be entitled to receive the death proceeds upon the executive’s death and the Company owns all remaining proceeds, including the cash surrender value of the policies. The amounts reported in the table represent the dollar value of insurance premiums paid by the Company with respect to life insurance for the benefit of a Named Executive Officer. Premiums paid per fiscal year and the related value of each Named Executive Officer’s death benefit are: Mr. Smith $100,355/ $2 million, Mr. Bronson $42,882 / $1 million, Mr. Corless $27,372 / $1 million, Mr. Sasen $36,950 / $1 million, and Mr. Hilton $17,070 / $500,000.

Grants of Plan-Based Awards During Fiscal Year 2009

The following table sets forth the individual grants of plan-based awards made to each of the Named Executive Officers during fiscal year 2009:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh) ($)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Smith	—	302,000	604,000	1,208,000	—	—	—	—	—	—	—
	6/5/2008	—	—	—	20,303	40,606	101,515	—	—	—	1,874,982
	6/5/2008	—	—	—	—	—	—	40,606	—	—	749,993
	6/6/2008	—	—	—	—	—	—	—	200,000	17.98	1,741,040
D. Bronson	—	99,000	198,000	396,000	—	—	—	—	—	—	—
	6/5/2008	—	—	—	10,152	20,303	50,758	—	—	—	937,500
	6/5/2008	—	—	—	—	—	—	20,303	—	—	374,996
G. Corless	—	123,750	247,500	495,000	—	—	—	—	—	—	—
	6/5/2008	—	—	—	10,152	20,303	50,758	—	—	—	937,500
	6/5/2008	—	—	—	—	—	—	20,303	—	—	374,996
J. Sasen, Sr.	—	91,575	183,150	366,300	—	—	—	—	—	—	—
	6/5/2008	—	—	—	6,768	13,535	33,838	—	—	—	624,988
	6/5/2008	—	—	—	—	—	—	13,535	—	—	249,991
B. Hilton	—	63,000	126,000	252,000	—	—	—	—	—	—	—
	6/5/2008	—	—	—	6,768	13,535	33,838	—	—	—	624,988
	6/5/2008	—	—	—	—	—	—	13,535	—	—	249,991

(1)

Represents threshold, target and maximum payout levels under the annual cash incentive program for fiscal year 2009 performance. The actual amount earned by each Named Executive Officer in fiscal year 2009 is included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” For more information regarding our annual cash incentive program, see the discussion in the Compensation Discussion and Analysis of this proxy statement.

(2)

Represents the number of performance shares awarded under the 2006 Incentive Plan. These awards vest upon three years from the date of grant if certain earnings per share goals are met. Dividends are paid on the shares underlying these awards if and when dividends are paid on common stock. See “Long-Term Equity Incentive Awards” within the Compensation Discussion and Analysis section of this proxy statement for a description of the performance-based conditions relating to these grants.

(3)

Represents the number of shares of performance accelerated restricted stock awarded under the 2006 Incentive Plan. These awards cliff vest upon five years from the date of grant, but may vest in three years upon the attainment of certain earnings per share goals. Dividends are paid on these shares if and when dividends are paid on common stock. See “Long-Term Equity Incentive Awards” within the Compensation Discussion and Analysis section of this proxy statement for a description of the time-based vesting and performance-based conditions relating to these grants.

(4)

Represents the number of stock options granted under the Company’s 2006 Incentive Plan to the Company’s Chief Executive Officer. The stock options cliff-vest on the fifth anniversary of the grant date and have a 10-year life.

(5)

The amounts shown in this column represent performance shares, performance accelerated restricted stock, and stock options granted on the dates noted. The grant date fair value of the performance shares and performance accelerated restricted stock is determined pursuant to SFAS 123(R) and is based on the fair market value of the shares utilizing the Company’s closing stock price on the grant date and the maximum estimated future payout. The closing stock price on 6/5/08 was $18.47 per share. The grant date fair value of the stock options is also determined pursuant to SFAS 123(R) and is determined using the Black-Scholes Pricing Model. See Footnote 13, Shareholders’ Equity of the Company’s fiscal year 2009 Form 10-K filed with the SEC for a discussion relating to the assumptions used to value the stock option awards.

Employment Agreements

The Company has entered into employment agreements with the Named Executive Officers that include the terms described below.

Term. The Named Executive Officers’ employment agreements are for initial terms of three years, in the case of Messrs. Smith, Bronson, Sasen, and Corless, and two years, in the case of Mr. Hilton. Thereafter, each agreement automatically extends by one year on each anniversary of the effective date, unless either party elects not to extend. Upon a change in control of the Company, as defined in the employment agreements, the term will automatically extend through the later of (i) the third anniversary (in the case of Messrs. Smith, Sasen, Corless, and Bronson) or the second anniversary (in the case of Mr. Hilton) of the date of the change in control or (ii) the normal expiration of the then-current term.

Salary and Benefits. Under the terms of current employment agreements, each Named Executive Officer is entitled to a minimum annual salary and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to employees or other senior executives of the Company.

Termination. Employment may be terminated at any time by the Company with or without “cause” (as defined in the agreement), or by the executive with or without “good reason” (as defined in the agreement). Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below. In addition, an employment agreement will be terminated upon the death, disability or retirement of the executive.

If a Named Executive Officer is terminated without cause or resigns for good reason, he will be entitled to (i) unpaid base salary and accrued benefits through the termination date, plus (ii) a severance amount equal to two times his base salary and target annual bonus, in the case of Mr. Smith, or one times his base salary and target annual bonus, in the case of Messrs. Corless and Bronson, or one times his base salary, in the case of Messrs. Sasen and Hilton. The Company will also provide the executive with (i) welfare benefit plan coverage following such termination for two years, in the case of Mr. Smith, or one year, in the case of Messrs. Sasen, Corless, Bronson and Hilton, and (ii) reimbursement for outplacement services up to $60,000 in the case of Mr. Smith, $30,000, in the case of Messrs. Sasen, Corless, Bronson and Hilton. In the event that such termination follows or is in connection with a change of control, in lieu of the benefits described above, the Company will pay the executive (i) his accrued salary and benefits through the date of termination; (ii) a pro rata payment of his annual bonus for the year of termination; (iii) a severance amount equal to three times the sum of his annual base salary and 150% of his target annual bonus, in the case of Mr. Smith, or two times his annual base salary and target annual bonus, in the case of Messrs. Corless and Bronson, or two times his annual base salary, in the case of Messrs. Sasen and Hilton; (iv) welfare benefit plan coverage for a period of three years, in the case of Mr. Smith, or two years, in the case of Messrs. Sasen, Corless, Bronson and Hilton; (v) the outplacement service reimbursement described above; and (vi) in the case of Mr. Smith, full-time executive secretarial assistance for a period of one year following termination.

If any of the Named Executive Officers is terminated for cause or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, and, in the case of Messrs. Sasen and Hilton, continuation of welfare benefit plan coverage for a period of 30 days and a lump sum severance payment equal to 30 days’ salary. If an executive officer’s employment is terminated by reason of his disability or retirement, he will be entitled under his employment agreement to his accrued salary and benefits and any disability or retirement benefits that may apply. If an executive officer’s employment is terminated by reason of his death, his estate will be entitled to accrued salary and benefits and any death benefits that may apply, and in the case of Mr. Sasen, a lump sum payment equal to two months base salary, and in the case of Mr. Hilton, a lump sum payment equal to one and one-half months base salary. Each of the employment agreements provides that the executive officer will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Restrictive Covenants. Each executive officer has agreed in his employment agreement not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 18 months following the termination of his employment or the earlier occurrence of a change of control of the Company.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table provides information concerning restricted stock and option awards that are outstanding as of March 27, 2009 for each of our Named Executive Officers.

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested(3) ($)
D. Smith	9/15/1999 9/15/1999 4/3/2000 4/2/2001 7/1/2002 7/1/2003 8/24/2006 6/27/2007 6/27/2007 6/5/2008 6/5/2008 6/6/2008	13,813 34,051 17,292 15,227 45,678 10,940	200,000	10.62 8.69 8.48 5.46 9.89 6.96 17.98	9/15/2009 9/15/2009 4/3/2010 4/2/2011 7/1/2012 7/1/2013 6/6/2018	10,000 32,400 40,606	147,500 477,900 598,939	32,400 40,606	477,900 598,939

D. Bronson	7/1/2002 7/1/2003 8/31/2006 6/27/2007 6/27/2007 6/5/2008 6/5/2008	10,414 5,345		9.89 6.96	7/1/2012 7/1/2013	5,000 16,500 20,303	73,750 243,375 299,469	16,500 20,303	243,375 299,469

G. Corless	9/15/1999 9/15/1999 4/3/2000 4/2/2001 7/1/2002 7/1/2003 8/31/2006 6/27/2007 6/27/2007 6/5/2008 6/5/2008	3,576 14,885 6,216 19,326 22,905 5,900		10.62 8.69 8.48 5.46 9.89 6.96	9/15/2009 9/15/2009 4/3/2010 4/2/2011 7/1/2012 7/1/2013	5,000 16,200 20,303	73,750 238,950 299,469	16,200 20,303	238,950 299,469

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Shares Unexercised Options Exercisable (#)	Number of Shares Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested(3) ($)
J. Sasen, Sr.	9/15/1999 9/15/1999 4/3/2000 4/2/2001 7/1/2002 7/1/2003 8/31/2006 6/27/2007 6/27/2007 6/5/2008 6/5/2008	11,679 26,754 17,597 40,494 24,240 6,137		10.62 8.69 8.48 5.46 9.89 6.96	9/15/2009 9/15/2009 4/3/2010 4/2/2011 7/1/2012 7/1/2013	2,500 10,700 13,535	36,875 176,871 199,641	10,700 13,535	176,871 199,641

B. Hilton	9/15/1999 4/3/2000 4/2/2001 7/1/2002 7/1/2003 8/31/2006 6/27/2007 6/27/2007 6/5/2008 6/5/2008	2,919 3,243 9,967 8,039 2,381		8.69 8.48 5.46 9.89 6.96	9/15/2009 4/3/2010 4/2/2011 7/1/2012 7/1/2013	3,000 11,700 13,535	44,250 172,575 199,461	11,700 13,535	172,575 199,641

(1)	For better understanding of this table, we have included an additional column showing the grant date of the stock options and restricted stock.

(2)	The following table represents the vesting dates of all outstanding restricted stock and performance share awards:

Grant Date	Type of Award	Vesting

8/24/2006	Time-Based Restricted Stock	1/4 per year

8/31/2006	Time-Based Restricted Stock	1/4 per year

6/27/2007	Performance Shares	3-year cliff vesting if certain performance targets are reached

6/27/2007	Performance Accelerated Restricted Stock	5-year cliff vesting, which may accelerate to 3-year cliff vesting if certain performance targets are reached

6/5/2008	Performance Shares	3-year cliff vesting if certain performance targets are reached

6/5/2008	Performance Accelerated Restricted Stock	5-year cliff vesting, which may accelerate to 3-year cliff vesting if certain performance targets are reached

(3)	Reflects the market value calculated using the closing price of our common stock on March 27, 2009 ($14.75).

Option Exercises and Stock Vested During Fiscal Year 2009

The following table provides information concerning stock option awards and restricted stock awards held by the Named Executive Officers that were exercised or vested during fiscal year 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
D. Smith	141,391	1,033,181	24,000	426,200
D. Bronson	35,000	287,175	7,500	134,425
G. Corless	84,405	607,002	7,500	134,425
J. Sasen, Sr.	35,946	107,838	4,400	78,750
B. Hilton	20,872	152,242	4,650	83,318

(1)	Represents the excess of the fair market value of the shares at the time of exercise over the exercise price.

(2)	Represents the fair market value of the shares on the date the stock award vested.

Nonqualified Deferred Compensation During Fiscal Year 2009

The following table provides information regarding the Named Executive Officers’ contributions and benefits under our Officer Deferred Compensation Plan.

Name	Executive Contributions in Last FY(1) ($)	PSS Contributions in Last FY(2) ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Balance at Last FYE ($)
D. Smith	143,308	179,135	(484,910)	2,848,140
D. Bronson	76,004	76,004	(467,851)	971,501
G. Corless	93,294	93,294	(639,333)	1,311,926
J. Sasen, Sr.	117,798	70,304	(332,017)	3,091,364
B. Hilton	36,335	27,251	(154,791)	495,390

(1)

Executive contributions during the last fiscal year were composed of: (i) amounts related to executive contributions in the last fiscal year are included in 2009 compensation on the Summary Compensation Table under the column titled “Salary”: Mr. Smith $75,500, Mr. Bronson $54,000, Mr. Corless $67,500, Mr. Sasen $49,950, and Mr. Hilton $28,000 and (ii) contributions that were reported as compensation during fiscal year 2008 under “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” as they were contributions made from the fiscal year 2008 bonus that were paid by the Company in fiscal year 2009.

(2)	Amounts are reported as 2009 compensation in the “All Other Compensation” column of the “Summary Compensation Table.”

Under the Company’s Amended and Restated Officer Deferred Compensation Plan, the Named Executive Officers can elect to defer up to 100% of their total compensation including salary, bonuses, and non-equity incentive plan awards under the 2006 SVP. The Company’s matching contribution ranges from 75% to 125% of the participant’s deferral, limited to 15% of total compensation for Messrs Smith, Bronson, Corless, and Sasen, or 10% of total compensation for Mr. Hilton. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. During fiscal year 2009, the Named Executive Officers realized rates of return ranging from (9.9)% to (34.0)% on their portfolio of fund investments.

Participant contributions are always 100% vested. Company matching contributions vest in 20% increments beginning after participating in the plan for 4 years and become fully vested after participating in the plan for 8 years, or earlier upon the participant’s death, normal retirement (defined as termination of employment after age 60, or after age 55 with ten years of service with the Company), disability, or in the event of a change in control if the successor company terminates the plan or if the participant’s employment is terminated without cause or if the participant resigns for good reason within 24 months of the change in control. Vested plan benefits are payable in accordance with the participant’s deferral election, either in a lump sum on a specified future date, in a lump sum upon the participant’s death, or in a number of equal annual installments (between 5 and 20) upon the participants termination of employment or disability. The Company has purchased corporate-owned, life insurance policies for certain participants in the Program to fund the future payments related to the deferred compensation liability. There were no plan withdrawals during fiscal year 2009.

Potential Payments Upon Termination or Change in Control

The Company has entered into employment agreements with each of the Named Executive Officers, and also maintains certain other plans and arrangements in which the Named Executive Officers participate, that provide benefits to the Named Executive Officers in the event of a termination of employment under certain circumstances. The following table summarizes the value of payments and benefits that each of the Named Executive Officers would be entitled to receive assuming that a termination of employment occurred on March 27, 2009, under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and other benefits that are generally available to all of our salaried employees.

Reason for Termination:	D. Smith		D. Bronson	G. Corless	J. Sasen, Sr.	B. Hilton
By Executive for Good Reason; By Company Without Cause
Cash Severance(1)	2,718,000		558,000	697,500	333,000	280,000
Health & Welfare Continuation(2)	7,186		3,593	3,593	3,593	3,593
Outplacement Services(3)	60,000		30,000	30,000	30,000	30,000
Payout of Deferred Compensation(4)	2,838,708		875,618	1,301,409	3,088,836	492,407

Total Estimated Value of Payments and Benefits	5,623,894		1,467,211	2,008,502	3,455,429	806,000

Death, Disability or Retirement
Death Benefit(5)	—		—	—	55,500	35,000
Value of Accelerated Equity Awards(6)	2,301,177		1,159,439	1,150,589	751,808	788,683
Payout of Deferred Compensation(4)	2,838,708		964,245	1,301,409	3,088,836	492,407

Total Estimated Value of Payments and Benefits	5,139,885		2,123,684	2,451,998	3,896,144	1,316,090

By Company for Cause; By Executive without Good Reason (Voluntary)
Cash Severance(7)	—		—	—	27,370	23,014
Health & Welfare Continuation(8)	—		—	—	299	299
Payout of Deferred Compensation(4)	2,838,708		875,618	1,301,409	3,088,836	492,407

Total Estimated Value of Payments and Benefits	2,838,708		875,618	1,301,409	3,116,505	515,720

Termination Following or in Connection with a Change of Control
Pro Rata Bonus(9)	604,000		198,000	247,500	183,150	126,000
Cash Severance(1)	4,983,000		1,116,000	1,395,000	666,000	560,000
Health & Welfare Continuation(2)	10,779		7,186	7,186	7,186	7,186
Value of Accelerated Equity Awards(6)	2,301,177		1,159,439	1,150,589	751,808	788,683
Outplacement Services(3)	60,000		30,000	30,000	30,000	30,000
Secretarial Assistance(10)	77,000		—	—	—	—
Payout of Deferred Compensation(4)	3,213,708	(11)	964,245	1,301,409	3,088,836	492,407
Estimated 280G Gross-Up Payment(12)	3,344,806		—	—	—	—

Total Estimated Value of Payments and Benefits	14,594,470		3,474,870	4,131,684	4,726,980	2,004,276

(1)

Employment agreements with the Named Executive Officers provide that if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (as defined in the employment agreements), the executive will receive a lump sum severance amount equal to two times his base salary and target annual bonus, in the case of Mr. Smith, or one times his base salary and target annual bonus, in the case of Messrs. Corless and Bronson, or one times his base salary, in the case of Messrs. Sasen and Hilton. If the termination occurs after or in connection with a change in control of the Company, the executive will receive a lump sum severance amount equal to three times his base salary and 150% of his target annual bonus, in the case of Mr. Smith, or two times his base salary and target annual bonus, in the case of Messrs. Corless and Bronson, or 2 times his base salary, in the case of Messrs. Sasen and Hilton.

(2)

Represents the cost of providing welfare benefit plan coverage following the executive’s termination for two years, in the case of Mr. Smith, or one year, in the case of Messrs. Sasen, Corless, Bronson and Hilton. In the executive’s termination of employment occurs after or in connection with a change in control of the Company, the Company will provide welfare benefit plan coverage for a period of three years, in the case of Mr. Smith, or two years, in the case of Messrs. Sasen, Corless, Bronson and Hilton. The Company’s

obligations to provide health and welfare benefits will be secondary to any benefits that the executive receives in the event the he participates in another employer sponsored plan.

(3)

Employment agreements with the Named Executive Officers provide for outplacement expenses for a period of one year following termination, subject to a maximum of $60,000 in the case of Mr. Smith, or $30,000, in the case of Messrs. Sasen, Corless, Bronson and Hilton.

(4)

Reflects payout of the executive’s vested balance under the Company’s Officer Deferred Compensation Plan, which is reflected and described in the Nonqualified Deferred Compensation table. In the event the executive’s death, disability or normal retirement, or in the event of a change in control if the successor terminates the plan or the executive’s employment is terminated without cause or if the executive resigns for good reason within 24 months of the change in control, the executive will become 100% vested in his accounts, including the Company’s matching contributions, discretionary Company contributions and allocated return thereon.

(5)

Employment agreements with Messrs. Sasen and Hilton provide that if the executive’s employment is terminated by reason of his death, his estate will be entitled to a lump sum payment equal to two months base salary, in the case of Mr. Sasen, or one and one-half months base salary, in the case of Mr. Hilton, in addition to the accrued obligations.

(6)

Represents the fair market value of shares of restricted stock and shares underlying outstanding restricted stock units, based on the closing price of our common stock on March 27, 2009 ($14.75), which vest and convert to shares of common stock upon the specified termination event or upon the occurrence of a change in control. Mr. Smith’s stock options granted in 2008 also vest upon the specified termination events or upon the occurrence of a change in control. For purposes of this calculation, however, outstanding options having an exercise price greater than the closing price of our common stock on March 27, 2009, have a value of $0.

(7)

Messrs. Sasen and Hilton’s employment agreements provide that if his employment is terminated for cause or if he resigns from the Company without good reason, he will be entitled to a lump sum severance payment equal to 30 days’ salary.

(8)

Represents the cost of providing welfare benefit plan coverage following the executive’s termination for cause or his resignation for good reason, as provided Messrs. Sasen and Hilton’s employment agreements, for a period of 30 days.

(9)

Employment agreements with the Named Executive Officers provide for a pro rata bonus equal to the executive’s annual bonus for the year in which the termination occurs, determined at the end of the year based on actual performance results, if such termination occurs after or in connection with a change in control. Amounts shown reflect 100% of the executive’s target bonus for fiscal year 2008.

(10)	Mr. Smith’s employment agreement provides for full-time executive secretarial assistance for a period of one year following termination.

(11)

Pursuant to Mr. Smith’s employment agreement, in the event of a change in control, the Company will make a discretionary contribution to Mr. Smith’s “Termination Account” under the Officer Deferred Compensation Plan in an amount equal to the amount that the Company would have been required to make as a non-discretionary matching contribution under the plan, calculated as if Mr. Smith had elected to defer $100,000 per year in each of the next three plan years and all of such deferrals qualified for the Company match. This contribution will be made in one lump sum within 10 days after the occurrence of a change in control.

(12)

Employment agreements with the Named Executive Officers provide that the Company will reimburse the executive for any 280G excise taxes that are imposed on the executive and any income and excise taxes that are payable by the executive as a result of any reimbursement for 280G excise taxes, provided that the net after-tax benefit to the executive is at least $50,000 as compared with the net after-tax proceeds to the executive of a “cut-back” to the extent necessary to avoid imposition of the 280G excise tax. The calculation of the estimated 280G gross-up payment is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6% state income tax rate.

Equity Compensation Plan Information

The Company maintains several stock incentive plans for the benefit of employees, officers, and directors. The following table summarizes the potential dilution that could occur from past and future equity grants for all plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,106,000	$9.59	1,170,000	(2)
Equity compensation plan not approved by security holders(1)	200,000	$6.94	—

Total	1,306,000	$9.19	1,170,000

(1)

The 1999 Broad-Based Employee Stock Plan is the only equity compensation plan that is not approved by shareholders. Under this plan, 2,600,000 shares of Common Stock were originally reserved for issuance to employees and consultants. Since the inception of the 2006 Incentive Plan, there have been no further grants under this plan. The Compensation Committee of the Board of Directors had discretion to make grants under this plan in the form of nonqualified stock options, restricted stock, or unrestricted stock awards. The exercise price of options granted were at least the fair market value of the Common Stock on the date of grant. Unless otherwise specified by the Compensation Committee, options were fully vested and exercisable three years from the date of grant. Restricted stock awards, which generally vest over a three-year period, may not be sold or transferred until the completion of such periods of service or achievement of such conditions as specified by the Compensation Committee. Upon a change in control of the Company, all outstanding stock awards shall become fully vested and exercisable, and all restrictions on restricted stock awards shall lapse.

(2)	All of these shares are available under the 2006 Incentive Plan and 2004 Non-Employee Directors Plan for issuance pursuant to awards of restricted stock, unrestricted stock, or performance awards.

Compensation Committee Interlocks and Insider Participation

The following directors served on the Compensation Committee during fiscal year 2009: Mr. Carpenter, Mr. Crowe, Ms. Kesler, and Mr. Douglas, who retired as a director of the Company as of the 2008 Annual Meeting. None of such persons was an officer or employee of the Company during fiscal year 2009 or at any time in the past. No executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

PROPOSAL TWO—APPROVAL OF PSS WORLD MEDICAL, INC.

AMENDED AND RESTATED 2006 INCENTIVE PLAN

The Company currently maintains the PSS World Medical, Inc. 2006 Incentive Plan (the “2006 Plan”), which provides for grants of stock options, restricted stock, restricted stock units and other incentive awards to our employees, officers, directors and consultants. The 2006 Plan was initially adopted by the Board in June 2006 and approved by our shareholders in August 2006.

On June 30, 2009, the Board approved and adopted, subject to approval by the Company’s shareholders at this Annual Meeting, the Amended and Restated 2006 Incentive Plan. The amendment and restatement of the 2006 Plan would increase the total number of shares authorized for issuance under the 2006 Plan by 2,200,000 shares, and make certain other changes to the 2006 Plan that are procedural in nature and do not require shareholder approval.

In addition, the 2006 Plan contains a list of business criteria (“Qualified Business Criteria”) with respect to which the Compensation Committee may establish objectively determinable performance goals for performance-based awards under the 2006 Plan that are fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”). In order to preserve the Compensation Committee’s ability to grant certain fully deductible performance-based awards, the list of qualified business criteria must be approved by the Company’s shareholders no less often than every five years. The Board of Directors recommends that the shareholders re-approve at the Annual Meeting the list of qualified business criteria for the 2006 Plan set out below under the caption “Performance Goals.”

We also maintain the 1999 Long-Term Incentive Plan, the 1999 Broad-Based Plan, the Amended and Restated Directors’ Stock Plan and the 2004 Non-Employee Directors Compensation Plan. With the exception of the 2004 Non-Employee Directors Compensation Plan, no additional awards will be made under any of such plans.

As of June 30, 2009, there were approximately 3,661 of the Company’s employees, officers, directors and consultants eligible to participate in the 2006 Plan. As of that date, there were approximately 1,680,749 shares of our common stock subject to outstanding awards and approximately 615,325 shares of our common stock were reserved and available for future awards under the 2006 Plan. If the amendment and restatement of the 2006 Plan is not approved by the shareholders at this Annual Meeting, the 2006 Plan will remain in effect in accordance with its terms as in effect immediately prior to the June 30, 2009 board action, but including certain procedural amendments that do not require shareholder approval.

Summary of the 2006 Plan, as Proposed to be Amended and Restated

The following is a summary of the material provisions of the 2006 Plan, as proposed to be amended and restated. This summary is qualified in its entirety by the full text of the Amended and Restated 2006 Incentive Plan, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the 2006 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

Term. The effective date of the 2006 Plan, if the amendment and restatement is approved by the shareholders, will be August 20, 2009, the date of the Annual Meeting. The 2006 Plan will terminate on the tenth anniversary of the effective date unless earlier terminated as provided in the 2006 Plan.

Administration. The 2006 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2006 Plan; and make all other decisions and determinations that may be required under the 2006 Plan. In addition, the full Board of Directors may at any time administer the 2006 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2006 Plan.

Shares Available for Awards. As originally approved and adopted, the number of shares authorized for issuance under the 2006 Plan was 2,000,000, plus (i) the number of shares remaining available for issuance under the Company’s 1999 Long-Term Incentive Plan and the 1999 Broad-Based Plan as of August 24, 2006 (which was approximately 399,000), and (ii) a number of additional shares underlying awards outstanding as of August 24, 2006 under the 1999 Long-Term Incentive Plan and the 1999 Broad-Based Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The proposed amendment and restatement would increase the number of shares that may be issued under the 2006 Plan by 2,200,000, bringing the total to 4,599,000, plus a number of additional shares underlying awards outstanding as of August 24, 2006 under the 1999 Long-Term Incentive Plan and the 1999 Broad-Based Plan that thereafter terminated or expired unexercised, or were cancelled, forfeited or lapsed.

Eligibility. The 2006 Plan permits the grant of awards to employees, officers, directors, and consultants of the Company and its affiliates as selected by the Compensation Committee. As of June 30, 2009, the number of eligible participants was approximately 3,661. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards. The 2006 Plan authorizes the granting of awards in any of the following forms:

•

options to purchase shares of the Company’s common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended from time to time (the “Code”);

•

stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of the Company’s common stock on the date of exercise over the grant price;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•

restricted or deferred stock units, which represent the right to receive shares of the Company’s common stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are payable in cash or stock (as specified in the award certificate) upon the attainment of specified performance goals;

•

dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying a full-value award;

•	cash awards; and

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

Limitations on Individual Awards. The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the 2006 Plan to any one person during any 12-month period is 600,000. The maximum number of shares of common stock that may be granted under the 2006 Plan in the form of full-value awards (such as restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards other than options or stock appreciation rights) under the 2006 Plan to any one person during any 12-month period is 300,000. The aggregate dollar value of any cash-based award that may be paid to any one participant during any 12-month period under the 2006 Plan is $4,000,000.

Minimum Vesting Requirements. The 2006 Plan imposes minimum vesting requirements for most full-value awards. Except in the case of substitute awards granted in connection with a merger or consolidation and awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any full-value award granted under the 2006 Plan to an employee, officer or consultant must either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the compensation committee may permit acceleration of vesting of such awards in the event of, among other things, the participant’s death, disability, retirement, termination without cause or resignation for good reason, or upon the occurrence of a change in control.

Performance Goals. All options and stock appreciation rights granted under the 2006 Plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2006 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue;

•	Sales;

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures);

•	Net income (before or after taxes, operating income or other income measures);

•	Cash (cash flow, cash generation or other cash measures);

•	Stock price or performance;

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price);

•	Economic value added;

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share;

•	Improvements in capital structure;

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);

•	Business expansion or consolidation (acquisitions and divestitures);

•	Internal rate of return or increase in net present value;

•	Working capital targets relating to inventory and/or accounts receivable;

•	Safety standards;

•	Productivity measures;

•	Cost reduction measures; and

•	Strategic plan development and implementation.

The Board of Directors recommends that the shareholders approve at the Annual Meeting the foregoing list of business criteria for the purposes of future performance-based awards that are intended to be fully deductible under Code Section 162(m).

The Compensation Committee must establish such goals within the first 90 days of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will include or exclude or otherwise objectively adjust for specified events that occur during a performance period, which may include, but are not limited to any of the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; and (d) the impact of charges for reorganizations, restructurings or discontinued operations; extraordinary items, and other unusual or non-recurring items, or the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, management’s discussion and analysis or other SEC filings. To the extent such inclusions or exclusions affect awards to “covered employees,” they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or any special plan document governing an award:

•

if a participant’s service terminates by reason of death, disability or retirement: (i) all of such participant’s outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on the participant’s outstanding awards will lapse, and (iii) the target payout opportunities attainable under all of such participant’s outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination;

•

upon a change in control: (i) all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable, (ii) all time-based vesting restrictions on outstanding awards will lapse, and (iii) the target payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the date of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to participants within thirty (30) days following the date of the change in control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of the change in control.

In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may, in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a stock-split, a declaration of a dividend payable in shares of common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the share authorization and annual grant limits under the 2006 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the Company’s common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization and annual grant limits under the 2006 Plan will be adjusted proportionately, and the Compensation Committee may adjust the 2006 Plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment. The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2006 Plan, but an amendment will be subject to shareholder approval if the amendment would either (i) materially increase the number of shares available under the 2006 Plan, (ii) expand the types of awards under the 2006 Plan, (iii) materially expand the class of participants eligible to participate in the 2006 Plan, (iv) materially extend the term of the 2006 Plan, or (v) otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the 2006 Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of shareholders.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and foreign income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2006 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2006 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2006 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of

Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2006 Plan, are designed to be exempt from the application of Code Section 409A. Stock units and performance awards granted under the 2006 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2006 Plan.

Benefits to Named Executive Officers and Others

Awards under the 2006 Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any particular person or group pursuant to the 2006 Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE AMENDED AND RESTATED 2006 INCENTIVE PLAN

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General Information about KPMG LLP

Although shareholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise, the Company is submitting the selection of KPMG LLP to the Company’s shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and the Company’s shareholders. If the shareholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of the independent registered public accounting firm.

In choosing the Company’s independent registered public accounting firm, the audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on auditor independence, including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended March 27, 2009 and have been selected as the independent registered public accounting firm for fiscal year end April 2, 2010. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The aggregate fees billed for professional services by KPMG LLP during fiscal years 2009 and 2008 for various services were as follows:

	2009	2008
Audit fees(1)	$1,166,253	$1,015,835
Audit related fees(2)	30,000	29,000
Tax service fees(3)	224,705	274,788

Total	$1,420,958	$1,319,623

(1)

Audit fees paid to KPMG LLP by the Company were principally for services rendered for the audit of the consolidated financial statements and effectiveness of internal control over financial reporting, the reviews of the Company’s quarterly financial statements, consultations on matters reflected in the consolidated financial statements, and consents to, and reviews of, SEC filings.

(2)	Audit related fees paid to KPMG LLP by the Company were principally for services rendered for the audit of the Company’s benefit plan.

(3)

Tax service fees paid to KPMG LLP by the Company were principally for services rendered for all tax services other than those included in “audit” and “audit related” fees, including tax compliance, tax planning and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services and is subject to a specific budgeted amount. Management is required to seek pre-approval of services that will exceed the budget for services that are not detailed in an existing pre-approval policy. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve certain services between regularly scheduled meetings of the Audit Committee. Management is required to report quarterly to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. During fiscal year 2009, all services were pre-approved by the Audit Committee in accordance with this policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2010 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed the Company’s audited financial statements and management’s annual report on internal control over financial reporting with management, which has primary responsibility for the financial statements and related internal controls. KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended March 27, 2009 (“KPMG”), is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the company’s internal control over financial reporting. In addition, KPMG is responsible for expressing its own opinion on the effectiveness of the company’s internal control over financial reporting.

The Committee has discussed with KPMG the matters that are required to be discussed by the Statement on Auditing Standards No. 61, as amended (Professional Standards). The Committee has also received from KPMG the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company and has discussed with KPMG their independence from the Company. The Committee also concluded that KPMG’s provision of audit and non-audit services, as described below under the heading “General Information about KPMG LLP,” to the Company and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the Committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2009, and selected KPMG as the independent registered public accounting firm for the company for the fiscal year ending April 2, 2010.

This report is provided by the following independent directors, who constitute the Committee:

Charles E. Adair, Chairman

Melvin L. Hecktman

Stephen H. Rogers

The Report of the Audit Committee and the Report of the Compensation Committee do not constitute “soliciting material” and shall not be deemed “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates portions of those reports by reference in any of those filings.

RELATED PERSON TRANSACTIONS

The Corporate Governance Committee has responsibility for reviewing and approving related party transactions as set forth in its charter. Related party transactions are defined by applicable law and regulation including Item 404 of SEC Regulation S-K. To identify such transactions, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. From time to time, the Company may have employees who are related to our executive officers or directors. Mr. Bradley J. Hilton’s father, Mr. Herbert Hilton, and brothers, Mr. Douglas Hilton and Mr. Daniel Hilton, are employed by the Company in non-executive officer positions and were compensated $210,298, $284,073, and $227,750, respectively, during fiscal year 2009. The compensation and other terms of employment of these related persons are consistent with the Company’s policies that apply to all employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common Stock as of June 12, 2009 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each Named Executive Officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or convertible within 60 days of June 12, 2009 are deemed outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number and percentage ownership of Common Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)		Percent(3)
Beneficial Owners of more than 5%:
Barclays Global Investors NA	4,004,713	(4)	6.7%
Columbia Wanger Asset Management LP.	3,632,500	(5)	6.1%
Jennison Associates LLC	3,620,947	(6)	6.1%
FMR LLC	3,215,005	(7)	5.4%
Friess Associates LLC	3,098,700	(8)	5.2%

Named Executive Officers and Directors:
David A. Smith	462,248		*
David M. Bronson	103,261		*
Gary A. Corless	138,558		*
John F. Sasen, Sr.	199,295		*
Bradley J. Hilton	58,895		*
Charles E. Adair	70,531		*
Alvin R. Carpenter	21,854	(9)	*
Jeffrey C. Crowe	7,577		*
Steven T. Halverson	2,137		*
Melvin L. Hecktman	158,635		*
Delores M. Kesler	226,176		*
Stephen H. Rogers	39,716		*
All Executive Officers and Directors as a group (17 persons)	1,672,472		2.8%

*	Beneficial ownership is less than 1% of the Company’s outstanding Common Stock.

(1)	Unless otherwise noted, the address of the beneficial owners is c/o PSS World Medical Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

(2)

Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within 60 days of June 12, 2009 as follows: Mr. Smith, 137,001 shares; Mr. Bronson, 15,759 shares; Mr. Sasen 88,468 shares; Mr. Corless, 54,347 shares; Mr. Hilton 23,630 shares; Mr. Adair 39,320 shares; Mr. Hecktman, 98,316 shares; Ms. Kesler, 147,898 shares; and all executive officers and directors as a group 650,515 shares.

(3)	The percentage of beneficial ownership is based on shares of Common Stock outstanding as of June 12, 2009.

(4)

The business address of Barclays Global Investors NA is 400 Howard Street, San Francisco, California, 94105-2228. The number of shares reported was derived from a Schedule 13G filed on February 5, 2009 and executed by Barclays Global Investors NA.

(5)

The business address of Columbia Wanger Asset Management LP is 227 West Monroe Street Suite 3000, Chicago, IL 60606-5016. The number of shares reported was derived from a Schedule 13G/A filed on February 9, 2009 and executed by Columbia Wanger Asset Management LP.

(6)

The business address of Jennison Associates LLC is 466 Lexington Avenue, New York, NY 10017-3140. The number of shares reported was derived from a Schedule 13G filed on February 17, 2009 and executed by Jennison Associates LLC.

(7)	The business address of FMR LLC is 82 Devonshire St, Boston, MA 02109-3605. The number of shares reported was derived from a Schedule 13G filed on February 17, 2009 and executed by FMR LLC.

(8)

The business address of Friess Associates LLC is 115E. Snow King, Jackson Hole, WY 83001. The number of shares reported was derived from a Schedule 13G filed on February 17, 2009 and executed by Friess Associates LLC.

(9)

Includes 9,277 deferred stock units that each represent a right to receive one share of Common Stock per unit on the earlier of (i) a future date selected by the director, or (ii) a termination of service as a director for any reason.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any proposal pursuant to Rule 14a-8 of the Exchange Act that a shareholder may desire to have included in the Company’s proxy materials for presentation at the 2010 Annual Meeting of Shareholders must be received by the Company at its executive offices on or prior to March 12, 2010. Proposals should be directed to the attention of the Corporate Secretary of the Company, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Only proper proposals under Rule 14a-8 that are timely received will be included in the proxy statement and proxy card for our 2010 Annual Meeting of Shareholders.

Shareholders intending to present business at the Company’s 2010 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s Bylaws. To bring business before an annual meeting, the Company’s Bylaws require, among other things, that the shareholder’s written notice thereof complying with the Bylaws to the Secretary of the Company be received at the Company’s executive offices not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s Annual Meeting; provided, however, in the event the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by a shareholder must be delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or, if the date of the annual meeting is less than 100 days prior to such Annual Meeting, the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, the Company must receive notice of a shareholder proposal submitted other than pursuant to Rule

14a-8 no sooner than April 22, 2010 and no later than May 22, 2010. If the notice is received before April 22, 2010 or after May 22, 2010, it will be considered untimely and the shareholder will not be entitled to present the proposal at the 2010 Annual Meeting.

Shareholders intending to propose a director candidate to be considered and voted on the Company’s 2010 Annual Meeting must comply with the requirements set forth in the Company’s Bylaws. To propose a director candidate to be considered and voted on at an Annual Meeting, the Company’s Bylaws require, among other things, that the shareholder’s written notice thereof complying with the Bylaws to the Secretary of the Company be delivered and received at the Company’s executive officers not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s Annual Meeting; provided, however, in the event the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or in the event directors are to be elected at a special meeting, notice by a shareholder must be delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or, if the date of the annual meeting is less than 100 days prior to such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, the Company must receive notice of a shareholder proposal regarding a director candidate to be considered and voted on at the 2010 Annual Meeting no sooner than April 22, 2010 and no later than May 22, 2010. If the notice is received before April 22, 2010 or after May 22, 2010, it will be considered untimely and the shareholder will not be entitled to propose a director candidate to be considered at the 2010 Annual Meeting.

OTHER MATTERS

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, directors, officers or other employees of the Company may solicit proxies personally or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of the nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during fiscal year 2009, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form, except that Mr. Anthony reported one late transaction on a Form 4 that should have been reported earlier on a Form 4.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2009, including financial statements, exhibits and any amendments thereto, as filed with the SEC may be obtained without charge upon written request to: Robert Weiner, Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

Corporate Governance Information

The Company provides public access to its Code of Ethics and the charters of the Audit, Governance, and Compensation Committees via the Company’s web site at www.pssworldmedical.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer, or principal accounting officer) on its web site. The Corporate Governance Committee Charter may also be obtained by writing to: PSS World Medical, Inc., Investor Relations, 4345 Southpoint Blvd., Jacksonville, Florida 32216.

Multiple Shareholders Sharing One Address

In some instances, the Company may deliver to multiple shareholders sharing a common address only one copy of this Proxy Statement and one copy of the Company’s Annual Report for the fiscal year ended March 27, 2009. If requested by phone or in writing, the Company will promptly provide a separate copy of the Proxy Statement or the Annual Report, or both, to a shareholder sharing an address with another shareholder. Requests by phone should be made to Robert Weiner at (904) 332-3000, and requests in writing should be sent to the attention of Robert Weiner, Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to the Company at the address above.

Other Business

The Board of Directors does not presently intend to bring any other matters before this Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before this Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before this Annual Meeting, the persons named as proxies will vote in accordance with their best judgment on such matters.

APPENDIX A

PSS WORLD MEDICAL, INC.

AMENDED AND RESTATED 2006 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. HISTORY. The PSS World Medical, Inc. Amended and Restated 2006 Incentive Plan was originally adopted by the shareholders of the Company on August 24, 2006. The Plan was amended on December     , 2008 to comply with Section 409A of the Internal Revenue Code. The Board of Directors further amended and restated the Plan on June 30, 2009, subject to approval of the Company’s shareholders at the 2009 annual meeting of shareholders, to increase the number of shares authorized to be issued pursuant to the Plan and for other purposes.

1.2. GENERAL. The purpose of the PSS World Medical, Inc. Amended and Restated 2006 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of PSS World Medical, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate,

“Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of either (a) 25% or more of the then outstanding shares of Common Stock of the Company (“Company Common Stock”), or (b) securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or any corporation controlled by the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (3) of this definition); or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(3) Consummation of a reorganization, merger or consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a corporation controlled by the Company, or the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition by the Company of assets or stock of another corporation (any of such transactions, a “Business Transaction”), unless immediately following such Business Transaction, all of the following are true: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Transaction of the outstanding Company Common Stock and outstanding Company Voting Securities, as the case may be, and (b) no Person (other than (i) the Company or any subsidiary of the Company, (ii) the Surviving Corporation or its ultimate parent corporation, or (iii) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) beneficially owns, directly or indirectly, 25% or more of the total Common Stock of the Surviving Corporation or 25% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Surviving Corporation, except to the extent that such ownership existed prior to the Business Transaction, and (c) at least a majority of the members of the board of directors of the Surviving Corporation were members of the Incumbent Board at the time of the Board approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction which satisfies all of the criteria specified in (a), (b) and (c) above shall be deemed to be a “Non-Qualifying Transaction”).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means PSS World Medical, Inc., a Florida corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 10 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(m) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such , Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t) “Good Reason” has the meaning assigned such term in an employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Nasdaq Marketplace Rule 4200, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, which relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity, which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(ee) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(ff) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(gg) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(hh) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ii) “Plan” means the PSS World Medical, Inc. Amended and Restated 2006 Incentive Plan, as amended from time to time.

(jj) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(kk) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ll) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(mm) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(nn) “Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

(oo) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(pp) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(qq) “Stock” means the $0.20 par value Common Stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(rr) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ss) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(tt) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(uu) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan, as amended and restated, shall be effective as of the date of the 2009 annual meeting of the Company’s shareholders; provided that it is approved by the shareholders of the Company at that meeting (the “Effective Date”). If not so approved, the Effective Date shall remain August 24, 2006, the date that the Plan was originally approved by the shareholders of the Company.

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines, and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability, or lapse of restrictions of any outstanding Award in accordance with Article 14;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt, or revise any rules, regulations, guidelines, or procedures, as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program, or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,599,000 Shares, plus a number of additional Shares underlying awards outstanding as of August 24, 2006 (the date that the Plan was originally approved by the shareholders of the Company) under the Company’s 1999 Long-Term Incentive Plan and 1999 Broad-Based Employee Stock Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason after the Effective Date. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,599,000.

5.2. SHARE COUNTING.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f) To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 14.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON INDIVIDUAL AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1): (i) the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one 12-month period under the Plan to any one Participant is 600,000; (ii) the maximum aggregate grant with respect to performance-based Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one 12-month period to any one Participant is 300,000; and (iii) the aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one 12-month period under the Plan is $4,000,000.

5.5. MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.11 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee, officer or consultant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.11) shall not be less than 100% of the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly (including by cancellation and regrant, exchange for cash or other Awards, or otherwise), without the prior approval of the shareholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements and net share settlements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the base price of a Stock Appreciation Right may not be reduced, directly or indirectly (including by cancellation and regrant, exchange for cash or other Awards, or otherwise), without the prior approval of the shareholders of the Company.

(c) EXERCISE TERM. In no event may any Stock Appreciation Right be exercisable for more than ten years from the Grant Date.

(d) OTHER TERMS. All Stock Appreciation Rights shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

(f) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(g) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value if the Committee so provides, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including Shares) as determined by the Committee, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

10.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units.

10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units. Awards of Deferred Stock Units shall be fully vested at the time of grant and shall not be subject to forfeiture.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

11.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Safety standards

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occur during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges, (b) litigation or claim judgments or settlements, (c) the effect of change in tax laws, accounting principles or other laws or provisions affecting reported results, (d) the impact of charges for reorganizations, restructurings or discontinued operations; extraordinary items, and other unusual or non-recurring items, or the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, management’s discussion and analysis or other SEC filings. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Notwithstanding the preceding sentence, if Dividend Equivalents are granted with respect to a Performance Award, such Dividend Equivalents shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares or units equivalent to Shares, which shall be subject to the same performance and vesting provisions as provided for the host Performance Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Performance Award becomes earned and vested. Dividend Equivalents credited to a Participant’s account with respect to vested Performance Awards shall be distributed to the Participant at the same time as the distribution of cash or Shares under the host Performance Award. A Participant shall have no right to Dividend Equivalents accumulated with respect to Performance Awards that are forfeited, and any such unearned Dividend Equivalents will be reconveyed to the Company without further consideration or any act or action by the Participant. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents paid on Full Value Awards that are not Performance Awards will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, subject to Section 5.5, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.

14.2. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan (including, without limitation, Sections 7.1(b) and 8.1(b)) and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death by filing a beneficiary designation form, in such form as determined by the Committee, with the Company. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made in accordance with applicable law. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed.

14.5. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death, Disability or Retirement, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 17.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. EFFECT OF A CHANGE IN CONTROL. Unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the occurrence of a Change in Control (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on all outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and, subject to Section 17.4, there shall be a pro rata payout to Participants within thirty (30) days following the date of the Change in Control (unless a later date is required by Section 17.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Section 11.3 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9. EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.6, 14.7 or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.10. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

14.11. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

14.12. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. Subject to Section 7.1(b) and 8.1(b), the Committee may, at any time and from time to time, amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2. NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for taxes if the surrender of Shares for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A of the Code. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-

3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”), and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder.

(e) Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Section 409A of the Code.

(f) No Option or SAR granted under the Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option or SAR.

17.5. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.6. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.12. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Florida.

17.14. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.15. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.16. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

***************

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned, having duly received the Notice of the Annual Meeting of Shareholders and the Proxy Statement, dated July 10, 2009, hereby appoints David A. Smith and Joshua H. DeRienzis as proxies (together “Proxies”), each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all shares of Common Stock of PSS World Medical, Inc. (the “Company”) held of record by the undersigned on June 12, 2009 at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, August 20, 2009 at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256 and at any adjournments or postponements thereof.

1.	Election of Directors

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Jeffrey C. Crowe and Steven T. Halverson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	To approve the Amended and Restated 2006 Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, AND 3 ABOVE.

Please sign exactly as name appears on this Proxy. Where shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, an authorized person should sign in the full corporate name. If signing as a partnership, an authorized person should sign in the full partnership name.

Dated:                     , 2009

Signature

Signature

Title(s)

If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.